Crescent Biopharma Reports Fourth Quarter and Full Year 2025 Financial Results
and Recent Business Highlights
Established partnership with Kelun-Biotech expanding pipeline and accelerating combination strategy with CR-001, PD-1 x VEGF bispecific antibody, and multiple ADCs
ASCEND Phase 1/2 global clinical trial underway to evaluate CR-001 in advanced solid tumors with three additional clinical trials across the portfolio expected to initiate in 2026
Completed $185 million private placement, supporting several key clinical data readouts beginning in Q1 2027 and providing expected cash runway into 2028
Waltham, Mass., February 26, 2026 – Crescent Biopharma, Inc. (“Crescent” or the “Company”) (Nasdaq: CBIO), a clinical-stage biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced financial results for the fourth quarter and full year ended December 31, 2025, and recent business highlights.

“2025 was a transformational year for Crescent and our efforts to deliver next generation therapies that can improve outcomes for people living with cancer. We expanded our pipeline and accelerated our efforts to deliver best-in-class novel combinations through our exciting partnership with Kelun-Biotech,” said Joshua Brumm, chief executive officer of Crescent. “We now have our Phase 1/2 ASCEND clinical trial underway for CR-001, which is positioned to be an immuno-oncology backbone in the treatment of solid tumors. Three more trials are on track to initiate this year, including the first Phase 1/2 ADC combination trial with CR-001. We are rapidly advancing toward multiple clinical data readouts beginning in the first quarter of 2027 and with our recent private placement, we are well funded to deliver on these milestones.”
Recent Business Highlights & Anticipated Milestones
Corporate
•In December 2025, Crescent announced a strategic partnership with Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd. (“Kelun-Biotech”) to develop and commercialize next generation oncology therapeutics, including novel combinations. Under the terms of the collaboration, Crescent granted Kelun-Biotech exclusive rights to research, develop, and commercialize CR-001 (also known as SKB118), an investigational PD-1 x VEGF bispecific antibody, in Greater China (including mainland China, Hong Kong, Macau and Taiwan). In addition, Kelun-Biotech granted Crescent exclusive rights to research, develop, and commercialize CR-003 (also known as SKB105), an investigational integrin beta-6 (ITGB6)-directed antibody-drug conjugate (ADC) with a topoisomerase payload, in the United States, Europe and all markets outside of Greater China. The collaboration includes the development of these candidates as monotherapies, and also the evaluation of CR-001 in combination with CR-003 and with additional ADCs.

•In December 2025, Crescent completed a $185 million private placement with support from leading healthcare investors.
Pipeline
CR-001, PD-1 x VEGF bispecific antibody
•CR-001 is a tetravalent bispecific antibody that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF.

•In January 2026, Crescent announced that the U.S. Food and Drug Administration (FDA) cleared Crescent’s Investigational New Drug (IND) application for CR-001 for the treatment of advanced solid tumors.
•In February 2026, Crescent announced the dosing of the first patient in ASCEND, a global, open-label Phase 1/2 clinical trial evaluating CR-001 in multiple solid tumor types, including non-small cell lung cancer (NSCLC) and various gastrointestinal and gynecological cancers, in both treatment-naïve and previously treated patients. Crescent anticipates reporting proof-of-concept clinical data from the ASCEND trial in the first quarter of 2027, including initial safety, pharmacokinetics, pharmacodynamics and preliminary antitumor activity from dose escalation and backfill cohorts in first-line and previously treated patients.
•Crescent also plans to evaluate CR-001 in combination with multiple ADCs, including CR-002 and CR-003. Initiation of the first Phase 1/2 ADC combination trial with CR-001 is expected in the second half of 2026, with initial data anticipated by year-end 2027.
CR-002, topoisomerase inhibitor ADC targeting PD-L1
•CR-002 is a topoisomerase inhibitor ADC directed to PD-L1, a validated target known to have high expression in multiple solid tumors. CR-002 incorporates a PD-L1 antibody selected for high internalization to facilitate payload release in target cells and a linker designed for intracellular cleavage and high stability in circulation.
•Crescent is on track to submit an IND to the FDA for CR-002 in mid-2026 to support the initiation of a Phase 1/2 trial in solid tumors in the second half of 2026, with proof-of-concept data expected in the second half of 2027.
CR-003, topoisomerase inhibitor ADC targeting integrin beta-6
•CR-003 is a topoisomerase inhibitor ADC directed to ITGB6, which is overexpressed in many solid tumors with minimal expression in most normal tissues. CR-003 consists of an anti-ITGB6 fully human IgG1 monoclonal antibody conjugated via a stable, clinically validated cleavable linker.
•In January 2026, Kelun-Biotech received IND approval for CR-003 for the treatment of advanced solid tumors from the Center for Drug Evaluation (CDE) of the National Medical Products Administration (NMPA) of China.
•Kelun-Biotech plans to initiate a Phase 1/2 trial of CR-003 in Greater China in the first quarter of 2026, with proof-of-concept data expected in the first quarter of 2027. A Phase 1/2 combination trial of CR-003 and CR-001 is expected to initiate in the first half of 2027, with initial data anticipated by year-end 2027.
Fourth Quarter and Full Year 2025 Financial Results
Cash position: Cash and cash equivalents were $213.2 million as of December 31, 2025, which is anticipated to fund operations into 2028.
Revenue: Revenue for the three and twelve months ended December 31, 2025 was $10.8 million compared to no revenue in 2024. The revenue recognized in 2025 is the result of the $20.0 million upfront payment received from Kelun-Biotech pursuant to the license agreement for CR-001.
Research and development (R&D) expenses: R&D expenses were $95.0 million and $11.6 million for the three months ended December 31, 2025 and 2024, respectively. R&D expenses were $138.1 million and $14.0 million for the twelve months ended December 31, 2025 and the period from

September 19, 2024 (inception) through December 31, 2024, respectively. The increase in R&D expenses is the result of continued development of CR-001 and CR-002 as well as the $80.0 million upfront payment made to Kelun-Biotech pursuant to the license agreement for CR-003.
General and administrative (G&A) expenses: G&A expenses were $7.3 million and $3.0 million for the three months ended December 31, 2025 and 2024, respectively. G&A expenses were $25.4 million and $3.2 million for the twelve months ended December 31, 2025 and the period from September 19, 2024 (inception) through December 31, 2024, respectively. The increase in G&A expenses is the result of personnel costs, including share-based compensation, and professional services associated with operating as a public company.
Net loss: Net loss was $92.4 million and $15.2 million, or $4.01 and $19.74 per basic and diluted share, for the three months ended December 31, 2025 and 2024, respectively. Net loss was $153.9 million and $17.9 million, or $12.81 and $23.28 per basic and diluted share, for the twelve months ended December 31, 2025 and the period from September 19, 2024 (inception) through December 31, 2024, respectively.
Shares outstanding: As of December 31, 2025, Crescent had approximately 33.3 million shares of the Company’s ordinary shares and ordinary share equivalents issued and outstanding, including ordinary shares underlying pre-funded warrants and non-voting convertible preferred stock.

About Crescent Biopharma
Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. The Company’s clinical-stage pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow the Company on LinkedIn and X.
Forward-Looking Statements
Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation the timing and success of the Phase 1/2 ASCEND trial for CR-001, the potential for CR-001 to be an immuno-oncology backbone in the treatment of solid tumors, the expected benefits or opportunities with respect to the strategic partnership between Crescent and Kelun-Biotech, the timing of initiation and success of clinical trials for the Company’s other product candidates, including CR-002 and CR-003, both as monotherapy and in combination, and Crescent’s expected cash runway. The words "opportunity," "potential," "milestones," "pipeline," "can," "goal," "strategy," "target," "anticipate," "achieve," "believe," "contemplate," "continue," "could," "estimate," "expect," "intends," "may," "plan," "possible," "project," "should," "will," "would" and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Crescent will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Crescent’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, that the expected benefits of, and opportunities related to, the potential of CR-001 may change, that CR-001 may not receive regulatory approval and, if approved, may not be commercially successful, that there can be no assurance that Crescent’s clinical trials will be completed successfully and/or produce results necessary to support regulatory approval for commercialization, that Crescent may not reach the anticipated milestones at the times outlined in this release or at all, that the expected benefits of, and opportunities related to, the strategic partnership between Crescent and Kelun-Biotech may not be realized by either party or may take longer to realize than anticipated, Crescent’s limited operating history, including with respect to clinical trials, Crescent’s historical losses and any future ability to generate revenue, Crescent’s ability to raise capital to support its business plans, risks associated with clinical development and regulatory approval, risks related to Crescent’s intellectual property, Crescent’s reliance on third parties, including to help develop its product candidates and run its clinical trials, as well as to manufacture its product candidates, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its Annual Report on Form 10-K), and Crescent’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Crescent does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Crescent.

Crescent Biopharma, Inc.
Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2025	Period from September 19, 2024 (Inception) Through December 31, 2024
License revenue	$10,844	$—	$10,844	$—
Operating expenses
Research and development	95,028	11,561	138,086	14,034
General and administrative	7,309	2,999	25,390	3,157
Total operating expenses	102,337	14,560	163,476	17,191
Loss from operations	(91,493)	(14,560)	(152,632)	(17,191)
Other income (expense)	1,095	(676)	690	(676)
Loss before provision for income taxes	(90,398)	(15,236)	(151,942)	(17,867)
Provision for income taxes	(2,000)	—	(2,000)	—
Net loss and comprehensive loss	$(92,398)	$(15,236)	$(153,942)	$(17,867)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(4.01)	$(19.74)	$(12.81)	$(23.28)
Net loss per share attributable to Series A non-voting convertible preferred shareholders, basic and diluted	$(4,006.57)	$—	$(12,818.01)	$—

Weighted-average ordinary shares outstanding used in computing net loss per share to ordinary shareholders, basic and diluted	20,170,651	771,851	10,413,649	767,580
Weighted-average Series A non-voting convertible preferred shares outstanding used in computing net loss per share to Series A non-voting convertible preferred shareholders, basic and diluted	2,890	—	1,599	—

Summary Balance Sheet Data
(in thousands)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Cash	$213,192	$34,766
Other assets	27,101	851
Total Assets	$240,293	$35,617
Liabilities and Shareholders' Equity (Deficit)
Liabilities	$37,281	$47,096
Shareholders' equity (deficit) and convertible preferred shares	203,012	(11,479)
Total liabilities and shareholders' equity (deficit)	$240,293	$35,617

Contact:
Amy Reilly
Chief Communications Officer
amy.reilly@crescentbiopharma.com
617-465-0586